Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

      STATE OR OTHER JURISDICTIONNAME               OF INCORPORATION

DLLNI LIMITED	England and Wales
DTS Licensing Limited	Ireland
DTS, Inc.	Delaware
DTS International Services GmbH	Germany
FotoNation Limited	Ireland
FotoNation SRL	Romania
iBiquity Digital Corporation	Delaware
Invensas Bonding Technologies Inc.	Delaware
Invensas LLC	Delaware
Tessera Technologies LLC	Delaware
Tessera LLC	Delaware
Perceive Corporation	Delaware
Xperi Corporation	Delaware
TiVo LLC	Delaware
Rovi LLC	Delaware
Rovi Guides, Inc.	Delaware
Rovi Products LLC	Delaware
Rovi Solutions LLC	Delaware
TiVo Poland Sp. z o. o.	Poland
TiVo Platform Technologies LLC	Delaware
TiVo Product HoldCo LLC	Delaware
TiVo Solutions Inc.	Delaware
TiVo Tech Private Limited	India
Veveo, Inc.	Delaware

The names of other subsidiaries are omitted.  Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.